                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                             JONES INTERCABLE, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                             JONES INTERCABLE, INC.
- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(2). This fee was
         paid when preliminary filed.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     (5) Total fee paid:

- --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

- --------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

- --------------------------------------------------------------------------------
     (3) Filing Party:

- --------------------------------------------------------------------------------
     (4) Date Filed:

- --------------------------------------------------------------------------------
- ---------------

* Set forth the amount on which the filing fee is calculated and state how it was determined.

                             JONES INTERCABLE, INC.
                            9697 EAST MINERAL AVENUE
                                 P.O. BOX 3309
                         ENGLEWOOD, COLORADO 80155-3309

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 10, 1995

     The Annual Meeting of the Shareholders of Jones Intercable, Inc. (the "Company") will be held at the Company's corporate offices, 9697 East Mineral Avenue, Englewood, Colorado, on Monday, July 10, 1995, at 2:00 p.m., Mountain Time, for the following purposes:

          1. To elect Directors to serve until the next annual meeting and until their successors are duly elected and qualified.

          2. To vote upon a proposal to amend the Company's Articles of Incorporation to increase the number of authorized shares of Class A Common Stock from 30,000,000 shares to 60,000,000 shares.

          3. To ratify the appointment of Arthur Andersen & Co., Certified Public Accountants, as independent auditors for the Company for the fiscal year ending May 31, 1995.

          4. To transact such other business as may properly come before the meeting.

     Only shareholders of record at the close of business on May 12, 1995 are entitled to notice of, and to vote at, the meeting.

     It is very important that all shareholders be represented at the meeting. We urge you to sign and return the enclosed proxy as promptly as possible -- whether or not you plan to attend the meeting. The proxy should be returned in the enclosed envelope. You may revoke the proxy at any time prior to its use by filing with the Company a duly executed proxy bearing a later date, by voting in person at the Annual Meeting or by giving written or oral notice of revocation to the Secretary of the Company.

                                            By Order of the Board of Directors

                                            Elizabeth M. Steele
                                            Secretary

Dated: May 19, 1995

                             JONES INTERCABLE, INC.
                            9697 EAST MINERAL AVENUE
                                 P.O. BOX 3309
                         ENGLEWOOD, COLORADO 80155-3309

                                PROXY STATEMENT

            ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JULY 10, 1995

     Proxies in the form accompanying this statement are being solicited by the Board of Directors of Jones Intercable, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held on Monday, July 10, 1995, at 2:00 p.m., Mountain Time, at the Company's corporate offices, 9697 East Mineral Avenue, Englewood, Colorado, and at any adjournments thereof. A proxy may be revoked by a shareholder at any time prior to its use by filing with the Company a duly executed proxy bearing a later date, by voting in person at the Annual Meeting, or by giving written or oral notice of revocation to the Secretary of the Company.

     Officers and other employees of the Company may solicit proxies by telephone, fax, telegraph or personal interview, as well as by mail. The cost of any such solicitation will be paid by the Company. To assist in the solicitation of proxies, the Company may employ a paid solicitor at a cost of approximately $5,000 plus out-of-pocket expenses.


     As of April 15, 1995, the Company's classes of capital stock entitled to vote were its Common Stock, $.01 par value, of which 5,113,021 shares were outstanding, and its Class A Common Stock, $.01 par value, of which 26,158,305 were outstanding. Only shareholders of record at the close of business on May 12, 1995 (the "Record Date") will be entitled to notice of, and to vote at, the meeting.


     The approximate date on which this Proxy Statement is being sent to shareholders is May 19, 1995.

                             SHAREHOLDER PROPOSALS

     The date by which shareholder proposals must be received by the Company in order to be presented at the next Annual Meeting of Shareholders is July 8, 1995.

                         SECURITY OWNERSHIP OF CERTAIN
                  BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT


     The following table sets forth certain information as of April 15, 1995, regarding ownership of the Company's Common Stock or Class A Common Stock by persons (including any group) known to the Company to be beneficial owners of more than 5% of either class of stock, the individual Directors of the Company, nominees to become Directors of the Company, each of the executive officers named in the Summary Compensation Table and the executive officers and Directors of the Company as a group. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security which that person has the right to acquire within 60 days.


                                                            AMOUNT AND NATURE
          NAME AND ADDRESS OF                                 OF BENEFICIAL
          BENEFICIAL OWNER(1)             TITLE OF CLASS      OWNERSHIP(2)            PERCENT OF CLASS
- ----------------------------------------  --------------    -----------------         ----------------
Jones International, Ltd................   Common Stock         2,403,751(3)(4)                 47.01
9697 East Mineral Avenue
Englewood, CO 80112                          Class A            2,372,568(3)(5)                  9.07
                                           Common Stock

Glenn R. Jones..........................   Common Stock         2,878,151(3)(6)                 56.29
9697 East Mineral Avenue
Englewood, CO 80112                          Class A            2,769,678(3)(7)                 10.53
                                           Common Stock
Derek H. Burney.........................     Class A                  350               less than .01
1000 rue de la                             Common Stock
Gauchetiere Quest
Montreal, Quebec,
Canada H3B 4Y8

Christopher J. Bowick...................   Common Stock             2,678                         .05
9697 East Mineral Avenue
Englewood, CO 80112                          Class A                8,601(8)                      .03
                                           Common Stock

Kevin P. Coyle..........................   Common Stock             1,843(9)                      .04
9697 East Mineral Avenue
Englewood, CO 80112                          Class A                4,303(10)                     .02
                                           Common Stock

James J. Krejci.........................     Class A                5,000                         .02
9697 East Mineral Avenue                   Common Stock
Englewood, CO 80112

Christine Jones Marocco.................   Common Stock         2,749,679(11)                   53.78
9697 East Mineral Avenue
Englewood, CO 80112                          Class A              107,376(12)                     .41
                                           Common Stock

James B. O'Brien........................      Common                3,588                         .07
9697 East Mineral Avenue
Englewood, CO 80112                          Class A               29,121(13)                     .11
                                           Common Stock

Daniel E. Somers........................     Class A                  100               less than .01
1000 rue de la                             Common Stock
Gauchetiere Quest
Montreal, Quebec,
Canada H3B 4Y8

Raymond L. Vigil........................      Common                  180               less than .01
9697 East Mineral Avenue
Englewood, CO 80112                          Class A                2,207(14)                     .01
                                           Common Stock

                                                            AMOUNT AND NATURE
          NAME AND ADDRESS OF                                 OF BENEFICIAL
          BENEFICIAL OWNER(1)             TITLE OF CLASS      OWNERSHIP(2)            PERCENT OF CLASS
- ----------------------------------------  --------------    -----------------         ----------------
Robert S. Zinn..........................   Common Stock         2,771,944(15)                   54.21
9697 East Mineral Avenue
Englewood, CO 80112                          Class A              157,290(16)                     .60
                                           Common Stock

David K. Zonker.........................   Common Stock             9,824(17)                     .19
9697 East Mineral Avenue
Englewood, CO 80112                          Class A               29,174(18)                     .11
                                           Common Stock

All executive officers and                 Common Stock         2,990,659                       58.49
directors as a group
(20 persons)............................     Class A            3,122,422(19)                   11.87
                                           Common Stock

Mutuelles AXA group.....................     Class A            1,962,178(20)(25)                7.50
Vie Mutuelle                               Common Stock
101-100 Terrasse Boieldieu
92042 Paris La Defense
France

AXA
23, Avenue Matignon
75008 Paris France

The Equitable Companies
Incorporated
787 Seventh Avenue
New York, New York 10019

Bell Canada International...............   Common Stock         2,878,151(21)                   56.29
BVI III Limited
Arawak Chamber                               Class A            9,914,300(22)(25)               37.90
Road Town                                  Common Stock
Tortola, BVI

The Capital Group.......................     Class A            1,467,000(23)(25)                5.61
Companies, Inc. and                        Common Stock
Capital Research
333 South Hope Street
Los Angeles, CA 90071

Neuberger & Berman......................     Class A            2,000,200(24)(25)                7.65
605 Third Avenue                           Common Stock
New York, NY 10158


- ---------------


 (1) Directors and nominees to become Directors and executive officers named in the Summary Compensation Table who are not listed in the table do not beneficially own any of the Company's shares. Shares shown as subject to options means that such options are exercisable immediately.


 (2) Unless otherwise noted, all persons indicated in the table have full voting and investment power with respect to the share ownership described.

 (3) Glenn R. Jones, Chairman of the Board of Directors and Chief Executive Officer of the Company, owns all of the outstanding shares of Jones International, Ltd. ("International") and is deemed to be the beneficial owner of all shares of the Company owned by International. By virtue of this ownership, Mr. Jones controls approximately 41% of the total votes to be cast by all shareholders of the Company's shares on matters not requiring a class vote, because, with regard to such matters, a share of Common Stock has one vote and a share of Class A Common Stock has 1/10 of a vote. The holders of Class A Common Stock, as a class, are able to elect the greater of 25% or the next highest whole number of the Company's Board of Directors. Thus, holders of the Class A Common Stock, as a class, are presently entitled to elect four Directors.

 (4) Includes 2,239,416 shares held by the Jones International Grantor Business Trust; 100,400 shares held by Jones Entertainment Group, Ltd.; 35,707 shares held by Jones Space Segment, Inc.; 27,585 shares held by Jones Global Group, Inc.; and 643 shares held by Jones Interdigital, Inc. International may be deemed to be the beneficial owner of all shares of Common Stock owned by Jones Entertainment Group, Ltd., Jones Space Segment, Inc., Jones Global Group, Inc. and Jones Interdigital, Inc.

 (5) Includes 2,148,414 shares held by International; 136,946 shares held by Jones Entertainment Group, Ltd., 48,705 shares held by Jones Space Segment, Inc., 37,626 shares held by Jones Global Group, Inc.; and 877 shares held by Jones Interdigital, Inc. International may be deemed to be the beneficial owner of all shares of Class A Common Stock owned by Jones Entertainment Group, Ltd., Jones Space Segment, Inc., Jones Global Group, Inc. and Jones Interdigital, Inc.

 (6) Includes 474,400 shares held by the Glenn Jones Grantor Business Trust; 2,239,416 shares held by the Jones International Grantor Business Trust; 100,400 shares held by Jones Entertainment Group, Ltd.; 35,707 shares held by Jones Space Segment, Inc.; 27,585 shares held by Jones Global Group, Inc.; and 643 shares held by Jones Interdigital, Inc.

 (7) Includes 262,433 shares owned by Mr. Jones; 134,677 shares held by Mr. Jones pursuant to stock options; 2,148,414 shares held by International; 136,946 shares held by Jones Entertainment Group, Ltd.; 48,705 shares held by Jones Space Segment, Inc.; 37,626 shares held by Jones Global Group, Inc.; and 877 shares held by Jones Interdigital, Inc.

 (8) Includes 1,329 shares held by Mr. Bowick pursuant to a stock option.

 (9) Includes 320 shares held by Mr. Coyle's wife.

(10) Includes 1,252 shares held by Mr. Coyle pursuant to a stock option.


(11) Includes 8,799 shares held by Mrs. Marocco; 357 shares held by the Joseph Michael Marocco Irrevocable Trust; 26,707 shares held by the Christine Jones Marocco Irrevocable Trust; 2,239,416 shares held by the Jones International Grantor Business Trust in which Mrs. Marocco has shared voting power; and 474,400 shares held by the Glenn Jones Grantor Business Trust in which Mrs. Marocco has shared voting power.



(12) Includes 23,891 shares held by Mrs. Marocco; 970 shares held by the Joseph Michael Marocco Irrevocable Trust; 72,515 shares held by the Christine Jones Marocco Irrevocable Trust; and 10,000 shares held by Mrs. Marocco's husband. Mrs. Marocco disclaims beneficial ownership of the shares held by her husband. Mrs. Marocco's husband is a principal in a firm that may from time to time invest in the Company's securities. Mrs. Marocco disclaims beneficial ownership of any securities of the Company that said firm purchases or in which Mr. Marocco may therefor have an interest.


(13) Includes 9,377 shares held by Mr. O'Brien pursuant to a stock option.

(14) Includes 1,719 shares held by Mr. Vigil pursuant to a stock option.


(15) Mr. Zinn is a trustee of (i) separate trusts for the benefit of the three children of Glenn R. Jones, which hold in the aggregate 57,893 shares, (ii) the Glenn Jones Grantor Business Trust which holds 474,400 shares and (iii) the Jones International Grantor Business Trust which holds 2,239,416 shares. Mr. Zinn shares voting power of these latter two trusts. Also includes 235 shares held by Mr. Zinn's wife; Mr. Zinn disclaims beneficial ownership of these 235 shares.

(16) Mr. Zinn is a trustee of separate trusts for the benefit of the three children of Glenn R. Jones, which hold in the aggregate 157,194 shares. Includes 96 shares held by Mr. Zinn's wife; Mr. Zinn disclaims beneficial ownership of these 96 shares.


(17) These shares are held by Mr. Zonker's wife; Mr. Zonker disclaims beneficial ownership of these shares.

(18) Includes 26,674 shares held by Mr. Zonker's wife and 2,500 shares held by Mr. Zonker pursuant to a stock option; Mr. Zonker disclaims beneficial ownership of the shares held by his wife.

(19) Includes 154,479 shares held by various executive officers and directors pursuant to stock options.

(20) The Mutuelles AXA group includes AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, Alpha Assurances I.A.R.D. Mutuelle, Alpha Assurances Vie Mutuelle and Uni Europe Assurance Mutuelle. The Mutuelles AXA group, AXA and The Equitable Companies Incorporated have sole voting power over 1,734,753 shares and shared voting power over 425 shares, sole dispositive power over 1,964,678 shares and shared dispositive power over 500 shares.

(21) Bell Canada International Inc. ("BCI"), the sole shareholder of Bell Canada International BVI III Limited, may be deemed to have beneficial ownership of the 2,878,151 shares of Common Stock covered by Option Agreements dated December 20, 1994 among Morgan Guaranty Trust Company of New York, acting as agent for BCI, and the Glenn Jones Grantor Business Trust, the Jones International Grantor Business Trust, Jones Entertainment Group, Ltd., Jones Space Segment, Inc., Jones Global Group, Inc. and Jones Interdigital, Inc.

(22) Bell Canada International BVI III Limited is a wholly-owned subsidiary of Bell Canada International Inc., 1000 de la Gauchetiere Street West, Suite 1100, Montreal, Quebec, Canada H3B 4Y8.

(23) Capital Guardian Trust Company and Capital Research and Management Company, operating subsidiaries of The Capital Group Companies, Inc., exercised as of December 31, 1994, investment discretion with respect to 487,000 and 980,000 shares, respectively, which was owned by various institutional investors.

(24) Neuberger & Berman has sole voting power over 616,700 shares, shared voting power over 928,400 shares and shared dispositive power over 2,000,200 shares.

(25) This information is based upon filings made by the shareholders with the Securities and Exchange Commission, copies of which were provided to the Company.

                       PROPOSAL 1. ELECTION OF DIRECTORS

     Directors are elected to hold office until the next Annual Meeting of Shareholders and until their successors shall be elected and shall qualify. In the absence of instructions to the contrary, the proxies designated by the Board of Directors on the form of proxy enclosed will vote the shares represented by them in favor of the nominees listed below. Each of the persons nominated is currently a member of the Board of Directors. Although management does not anticipate that such an event will occur, if a nominee named in this Proxy Statement is unable to serve as a Director at the time of the Annual Meeting, the proxy will be voted for a nominee to be designated by the present Board of Directors.

     The Company's Articles of Incorporation provide that, with respect to the election of Directors, the holders of Class A Common Stock, voting as a separate class, are entitled to elect that number of Directors constituting 25% of the total membership of the Board of Directors. If such 25% is not a whole number, holders of Class A Common Stock are entitled to elect the nearest higher whole number of directors constituting 25% of the membership of the Board of Directors. Holders of Common Stock, voting as a separate class, are entitled to elect the remaining Directors.


     Four members of the Board of Directors are to be elected by holders of Class A Common Stock, and nine members of the Board of Directors are to be elected by holders of Common Stock. Of the thirteen persons set forth below as nominees for the position of Director of the Company, William E. Frenzel, Donald
L. Jacobs, Philip R. Ladouceur, and Robert B. Zoellick have been designated by the Board of Directors as nominees to be elected by holders of Class A Common Stock, and Glenn R. Jones, Derek H. Burney, James J. Krejci,

Christine Jones Marocco, James B. O'Brien, Daniel E. Somers, Raymond L. Vigil, Robert S. Zinn and David K. Zonker have been designated as the nominees to be elected by holders of Common Stock.

     Each share of Common Stock and Class A Common Stock has one vote in the election of the Directors to be elected by that class. The Company's Articles of Incorporation provide that cumulative voting shall not be allowed in the election of directors.

DIRECTORS TO BE ELECTED BY HOLDERS OF CLASS A COMMON STOCK


     Mr. William E. Frenzel was appointed a director of the Company on April 11, 1995. Mr. Frenzel has been a Guest Scholar since 1991 with the Brookings Institution, a research organization located in Washington D.C. Until his retirement in January 1991, Mr. Frenzel served for twenty years in the United States House of Representatives, representing the State of Minnesota, where he was a member of the House Ways and Means Committee and its Trade Subcommittee, he was the Congressional Representative to the General Agreement on Tariffs and Trade (GATT), was the Ranking Minority Member on the House Budget Committee and a member of the National Economic Commission. Mr. Frenzel also served in the Minnesota Legislature for eights years. He is a Distinguished Fellow of the Tax Foundation, Vice Chairman of the Eurasia Foundation, a Board Member of the U.S.-Japan Foundation, the Close-Up Foundation, Sit Mutual Funds and Chairman of the Japan-America Society of Washington. He is 66 years old.



     Mr. Donald L. Jacobs was appointed a director of the Company on April 11, 1995. Mr. Jacobs is a member of the Company's Audit Committee and Compensation Committee. Mr. Jacobs is a retired executive officer of TRW. Prior to his retirement, he was Vice President and Deputy Manager of the Space and Defense Sector; prior to that appointment, he was the Vice President and General Manager of the Defense Systems Group and prior to his appointment as Group General Manager, he was President of ESL, Inc., a wholly owned subsidiary of TRW. During his career, Mr. Jacobs served on several corporate, professional and civic boards. He is 57 years old.



     Mr. Philip R. Ladouceur was appointed a director of the Company on April 11, 1995. Mr. Ladouceur is a member of the Company's Compensation Committee. Mr. Ladouceur joined Bell Canada International Inc. as Executive Vice President of Operations on March 1, 1995. From 1993 to March 1995, Mr. Ladouceur was President, Chief Executive Officer and a Director of ISM Information Systems Management (Alberta) Corporation, a major information management company based in Alberta, Canada. From 1990 to 1992, Mr. Ladouceur was Executive Vice President and a Director of Sharwood and Company, a Toronto merchant bank and President and Senior Partner of HDL Capital Corporation in Toronto. From 1986-1989, he was Senior Vice President of Finance, Chief Financial Officer and a Director of Rogers Communications Inc. Mr. Ladouceur is a past director of the Financial Executives Institute of Canada. He is 54 years old.



     Mr. Robert B. Zoellick was appointed a director of the Company on April 11, 1995. Mr. Zoellick is a member of the Company's Audit Committee. Mr. Zoellick is Executive Vice President, General Counsel and Corporate Secretary of Fannie Mae, a federally chartered and stockholder-owned corporation that is the largest housing finance investor in the United States. From August 1992 to January 1993, Mr. Zoellick served as Deputy Chief of Staff of the White House and Assistant to the President. From May 1991 to August 1992, Mr. Zoellick served concurrently as the Under Secretary of State for Economic and Agricultural Affairs and as Counselor of the Department of State, a post he assumed in March 1989. From 1985 to 1988, Mr. Zoellick served at the Department of Treasury in a number of capacities, including Counselor to the Secretary. Mr. Zoellick received the Alexander Hamilton and Distinguished Service Awards, highest honors of the Departments of Treasury and State, respectively. The German Government awarded him the Knight Commanders Cross for his work on Germany unification. Mr. Zoellick currently serves on the boards of the Council on Foreign Relations, the Congressional Institute, the German Marshall Fund of the U.S., the European Institute, the National Bureau of Asian Research, the American Council on Germany and the Overseas Development Council. He is 41 years old.

DIRECTORS TO BE ELECTED BY HOLDERS OF COMMON STOCK


     Mr. Glenn R. Jones has served as Chairman of the Board of Directors and Chief Executive Officer of the Company since its formation in 1970, and he was President from June 1984 until April 1988. Mr. Jones was elected a member of the Executive Committee of the Board of Directors in April 1985 and a member of the Compensation Committee in January 1995. Mr. Jones is the sole shareholder, President and Chairman of the Board of Directors of Jones International, Ltd. He is also Chairman of the Board of Directors of the subsidiaries of the Company and of certain other affiliates of the Company. Mr. Jones was appointed Vice Chairman of the Board of Directors of Bell Canada International Inc. in February 1995. Mr. Jones has been involved in the cable television business in various capacities since 1961, is a past and present member of the Board of Directors of the National Cable Television Association, and is a former member of its Executive Committee. Mr. Jones is a past director and member of the Executive Committee of C-Span. Mr. Jones has been the recipient of several awards including the Grand Tam Award in 1989, the highest award from the Cable Television Administration and Marketing Society; the Chairman's Award from the Investment Partnership Association, which is an association of sponsors of public syndications; the cable television industry's Public Affairs Association President's Award in 1990, the Donald G. McGannon award for the advancement of minorities and women in cable; the STAR Award from American Women in Radio and Television, Inc. for exhibition of a commitment to the issues and concerns of women in television and radio; and the Women in Cable Accolade in 1990 in recognition of support of this organization. Mr. Jones is also a founding member of the James Madison Council of the Library of Congress and is on the Board of Governors of the American Society of Training and Development. He is 65 years old.



     Mr. Derek H. Burney was appointed a Director of the Company on December 20, 1994 and Vice Chairman of the Board of Directors on January 31, 1995. He is also a member of the Executive Committee and the Executive Officer Option Committee of the Board of Directors. Mr. Burney joined BCE Inc., Canada's largest telecommunications company, in January 1993 as Executive Vice President, International. He has been the Chairman of Bell Canada International Inc., a subsidiary of BCE, since January 1993 and, in addition, has been Chief Executive Officer of BCI since July 1993. Prior to joining BCE, Mr. Burney served as Canada's ambassador to the United States from 1989 to 1992. Mr. Burney also served as chief of staff to the Prime Minister of Canada from March 1987 to January 1989 where he was directly involved with the negotiation of the U.S.-Canada Free Trade Agreement. In July 1993, he was named an Officer of the Order of Canada. Mr. Burney is chairman of Bell Cablemedia plc. He is a director of Mercury Communications Limited, Videotron Holdings plc, Tele-Direct (Publications) Inc., Teleglobe Inc., Bimcor Inc., Maritime Telegraph and Telephone Company, Limited, Moore Corporation Limited and Northbridge Programming Inc. He is 55 years old.



     Mr. James J. Krejci was President of the International Division of International Gaming Technology, International headquartered in Reno, Nevada, until March 1995. Prior to joining IGT in May 1994, Mr. Krejci was Group Vice President of Jones International, Ltd. and was Group Vice President of the Company. He also served as an officer of Jones Futurex, Inc., a subsidiary of the Company engaged in manufacturing and marketing data encryption devices, Jones Interactive, Inc., a subsidiary of Jones International, Ltd. providing computer data and billing processing facilities and Jones Lightwave, Ltd., a company owned by Jones International, Ltd. and Mr. Jones, and several of its subsidiaries engaged in the provision of telecommunications services until leaving the Company in May 1994. Mr. Krejci has been a Director of the Company since August 1987. He is 53 years old.


     Ms. Christine Jones Marocco was appointed a Director of the Company on December 20, 1994. She is the daughter of Glenn R. Jones. Ms. Marocco is also a director of Jones International, Ltd. She is 39 years old.

     Mr. James B. O'Brien, the Company's President, joined the Company in January 1982. Prior to being elected President and a Director of the Company in December 1989, Mr. O'Brien served as a Division Manager, Director of Operations Planning/Assistant to the CEO, Fund Vice President and Group Vice President/Operations. Mr. O'Brien was appointed to the Company's Executive Committee in August 1993. As President, he is responsible for the day-to-day operations of the cable television systems managed and owned by the Company. Mr. O'Brien is a board member of Cable Labs, Inc., the research arm of the U.S. cable television industry. He also serves as a director of the Cable Television Administration and Marketing Association and as a director of the Walter Kaitz Foundation, a foundation that places people of ethnic minority groups in positions with cable television systems, networks and vendor companies. He is 45 years old.



     Mr. Daniel E. Somers was appointed a Director of the Company on December 20, 1994 and also serves on the Company's Audit Committee and its Executive Officer Option Committee. From January 1992 to January 1995, Mr. Somers worked as Senior Vice President and Chief Financial Officer of Bell Canada International Inc. and was appointed Executive Vice President and Chief Financial Officer on February 1, 1995. He is also a Director of certain of its affiliates. Prior to joining Bell Canada International Inc. and since January 1989, Mr. Somers was the President and Chief Executive Officer of Radio Atlantic Holdings Limited. Mr. Somers is a member of the North American Society of Corporate Planning, the Financial Executives Institution and the Financial Analysts Federation. He is 47 years old.


     Mr. Raymond L. Vigil joined the Company in June 1993 as Group Vice President/Human Resources. Previous to joining the Company, Mr. Vigil served as Executive Director of Learning with USWest. Prior to USWest, Mr. Vigil worked in various human resources posts over a 14-year term with the IBM Corporation. He is 48 years old.

     Mr. Robert S. Zinn was appointed a director of the Company on December 20, 1994. Mr. Zinn joined the Company in January 1991 and is a member of its Legal Department. He is also Vice President/Legal Affairs of Jones International, Ltd. Prior to joining the Company, Mr. Zinn was in private law practice in Denver, Colorado for over 25 years. He is 58 years old.


     Mr. David K. Zonker was appointed a director of the Company on December 20, 1994. Mr. Zonker has been the President of Jones International Securities, Ltd., a subsidiary of Jones International, Ltd. since January 1984 and he has been its Chief Executive Officer since January 1988. From October 1980 until joining Jones International Securities, Ltd. in January 1984, Mr. Zonker was employed by the Company. Mr. Zonker is a member of the Board of Directors of various affiliates of the Company, including Jones International Securities, Ltd. Mr. Zonker is licensed by the National Association of Securities Dealers, Inc. and he is a past chairman of the Investment Program Association, a trade organization based in Washington, D.C. that promotes direct investments. He is a member of the Board of Trustees of Graceland College, Lamoni, Iowa; the International Association of Financial Planners and the American and Colorado Institutes of Certified Public Accountants. He is 41 years old.


                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                              THE ABOVE NOMINEES.

     During the fiscal year ended May 31, 1994, the Board of Directors of the Company met ten times. The Board of Directors of the Company took all other action by unanimous written consent, in accordance with the provisions of the Colorado Corporation Code.

     Messrs. Jones, Burney and O'Brien are the current members of the Executive Committee of the Board of Directors, which was established in April 1985. Mr. O'Brien was appointed to the Executive Committee in August 1993, and Mr. Burney was appointed to the Executive Committee in January 1995. The Executive Committee of the Board took all action during fiscal year ended May 31, 1994 by unanimous written consent. Donald L. Jacobs, Daniel E. Somers, and Robert B. Zoellick are the current members of the Audit Committee of the Board of Directors, which was established in March 1982. The Audit Committee formally met once during fiscal year ended May 31, 1994. Derek H. Burney and Daniel E. Somers are the current members of the Executive Officer Option Committee which was established in 1993. The Executive Officer Option Committee took all action during fiscal year ended May 31, 1994 by unanimous written consent. In January 1995, a Compensation Committee of the Board of Directors was established; the current members of the Compensation Committee are Glenn R. Jones, Donald L. Jacobs and Philip R. Ladouceur.

                             EXECUTIVE COMPENSATION

COMPENSATION SUMMARY

     The following table sets forth certain information relating to the compensation during the past three fiscal years of those persons who were at May 31, 1994, the Chief Executive Officer and the other four most highly compensated executive officers of the Company.

                                                                                            LONG TERM
                                                                                           COMPENSATION
                                                                  ANNUAL COMPENSATION         AWARDS
                      NAME AND                        FISCAL     ---------------------     ------------      ALL OTHER
                 PRINCIPAL POSITION                    YEAR       SALARY       BONUS         OPTIONS        COMPENSATION
- ----------------------------------------------------  ------     --------     --------     ------------     ------------
Glenn R. Jones......................................   1994      $530,420     $630,000        418,708(1)      $136,226(3)
Chairman of the Board                                  1993       684,651      600,000        230,000(1)(2)     13,540(3)
and Chief Executive                                    1992       520,020      300,000              0              480(3)
Officer
James B. O'Brien....................................   1994      $196,568     $ 52,500         12,307(1)      $ 19,404(3)
President                                              1993       196,568       85,000          6,300(1)         5,740(3)
                                                       1992       189,000       72,000              0              480(3)
Kevin P. Coyle......................................   1994      $168,559     $ 45,000          5,008(1)      $ 12,814(3)
Group Vice President of                                1993       157,530       40,000              0            6,618(3)
Finance                                                1992       150,027       40,000              0              480(3)
Christopher J. Bowick...............................   1994      $153,458     $ 45,000          5,317(1)      $ 11,907(3)
Group Vice President/                                  1993       139,507       41,850            -0-              -0-(3)
Technology                                             1992(4)     88,013       43,439            -0-              -0-(3)
Elizabeth M. Steele.................................   1994      $187,207     $ 30,000              0         $ 16,080(3)
Vice President, General                                1993       187,207       36,000              0            5,480(3)
Counsel and Secretary                                  1992       200,008       20,000              0              433(3)
Carl E. Vogel(5)....................................   1994      $135,686     $ 85,000            -0-         $ 17,821(3)
                                                       1993       141,965       50,000         37,500(1)         5,470(3)
                                                       1992       136,506       65,000            -0-              480(3)

- ---------------

(1) Represents the number of shares of the Company's Class A Common Stock underlying the options granted.

(2) Represents 200,000 shares of the Company's Common Stock and 30,000 shares of the Company's Class A Common Stock underlying the options granted.

(3) The Company's employees are entitled to participate in a 401(k) profit sharing plan. As of January 1993, certain senior employees of the Company are eligible to participate in a deferred compensation plan, as an alternative to participation in the 401(k) profit sharing plan. The amounts shown in the column reflect the Company's contributions pursuant to these plans for the benefit of the named person's account.

(4) Mr. Bowick joined the Company as Group Vice President/Technology in September 1991.

(5) Mr. Vogel resigned as an executive officer of the Company on April 2, 1994.

     The following table sets forth information with respect to grants of stock options during fiscal 1994 for the Executive Officers named in the Summary Compensation Table.

                                              INDIVIDUAL GRANTS
                           -------------------------------------------------------
                                           % OF TOTAL                                      POTENTIAL REALIZABLE VALUE
                                            OPTIONS                                         AT ASSUMED ANNUAL RATES
                                            GRANTED                                       OF STOCK PRICE APPRECIATION
                                             TO ALL        EXERCISE                            FOR OPTION TERM(2)
                            OPTIONS        EMPLOYEES         PRICE      EXPIRATION    ------------------------------------
          NAME             GRANTED(1)    IN FISCAL YEAR    ($/SHARE)       DATE       0% ANNUAL    5% ANNUAL    10% ANNUAL
- -------------------------  ----------    --------------    ---------    ----------    ---------    ---------    ----------
Glenn R. Jones...........    300,000           50%          $ 12.65        6/30/98    $    -0-     $853,171     $2,106,260
                             118,708           20%          $ 13.81      11/9/2003     497,387     1,841,173    3,902,806
James B. O'Brien.........     12,307            2%          $ 13.81      11/9/2003    $ 51,566     $190,883     $ 404,622
Kevin P. Coyle...........      5,008            1%          $ 13.81      11/9/2003    $ 20,984     $ 77,675     $ 164,650
Christopher J. Bowick....      5,317            1%          $ 13.81      11/9/2003    $ 22,278     $ 82,467     $ 174,809

- ---------------

(1) Represents the number of shares of the Company's Class A Common Stock underlying the options granted.

(2) The dollar amounts shown under these columns are the result of calculations at 0%, 5% and 10% compound growth rates set by the Securities and Exchange Commission, and therefore are not intended to forecast possible future appreciation of the Company's stock price. In all cases, the appreciation is calculated from the award date to the end of the option term.

     The following table sets forth information with respect to stock option exercises during fiscal year 1994 by the Executive Officers named in the Summary Compensation Table, including the aggregate value of gains on the date of exercise. Also shown are the (i) number of shares covered by both exercisable and unexercisable stock options as of May 31, 1994, and (ii) values for in-the-money options which represent the spread between the exercise price of such stock options and the price of the Company's Class A Common Stock as of May 31, 1994.

           AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL
                             YEAR-END OPTION VALUES

                                                                                               VALUE OF
                                                                                              UNEXERCISED
                                                                         NUMBER OF           IN-THE-MONEY
                                                                    UNEXERCISED OPTIONS    OPTIONS AT FISCAL
                                                                    AT FISCAL YEAR END         YEAR END
                                                                       MAY 31, 1994          MAY 31, 1994
                                           SHARES                   -------------------    -----------------
                                          ACQUIRED       VALUE         EXERCISABLE/          EXERCISABLE/
                 NAME                    ON EXERCISE    REALIZED       UNEXERCISABLE         UNEXERCISABLE
- ---------------------------------------  -----------    --------    -------------------    -----------------
Carl E. Vogel..........................     37,500      $309,375         None/None             None/None

BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION


     Policies. During fiscal year 1994, there was no separate Compensation Committee of the Board of Directors of Jones Intercable, Inc. Certain stock option awards were determined during fiscal year 1994 by a Committee of the Board consisting of Messrs. Howard Thrall and George Feltovich, both non-employee directors. Historically, the policies of the entire Board with respect to executive compensation have been based on the need to attract and retain key executives and to compensate them according to (i) their performance,
(ii) the Company's overall performance, and (iii) executive compensation offered by others in the industry. These policies applied to all executives, not only those whose compensation appears in the Summary Compensation Table. In 1993, a compensation advisory committee comprised of then Company directors Patrick J. Lombardi, James B. O'Brien and Raymond L. Vigil provided oversight review of all compensation plans, and in accordance with those plans provided recommendations to Mr. Jones on certain executive compensation matters and established a new bonus plan, as described below. In January 1995, the Board of Directors established a Compensation Committee; the current members are Glenn R. Jones, Donald L. Jacobs and Philip R. Ladouceur. It is expected that this Committee, with advice from other members of the Board of Directors and other Company management, will be responsible for executive compensation policies and decisions in the future.

     An executive's compensation consists of an annual salary and eligibility for annual bonuses and long-term incentives. The Board of Directors does not pass on each individual item of an executive's compensation. Mr. Jones, the Company's Chief Executive Officer, upon consultation with the compensation advisory committee, has been principally responsible for these determinations, both as to cash and incentive amounts. During the past fiscal year, while executive salaries remained relatively unchanged, there was announced an intent to change the direction of executive compensation from a fixed base pay basis to one which places more emphasis on "at risk", variable pay. This was first implemented for senior executives by having no regular merit increases to salary made at the beginning of the fiscal year. Instead, the consideration of all awards was shifted to year-end, in connection with the "at risk" bonus determinations, which are directly related to annual performance.

     Salaries. Base salaries for executives are primarily market based and determined according to level of responsibility, scope and impact of decision making. The Company utilizes annual executive compensation salary surveys prepared by nationally recognized compensation consulting firms. The Company utilizes salary surveys which pertain to the telecommunications and cable industries, and in general seeks to set executive salary levels at approximately the mid-range of the survey data.

     Bonuses. The Board believes that the key to compensation is current performance of its executives, which largely is recognized through bonus awards. It is through the bonus program that both individual and corporate performance is recognized on a year to year basis. In awarding certain bonuses in December 1993, a defined bonus plan based on meeting specific budgeted revenue, cash flow and other business objectives was established for all but the most senior executives in the Company, i.e. those persons who reported directly to Mr. Jones. Due to the significant impact of the federally-mandated basic cable rate reduction on the performance of the Company's business during the past fiscal year, more emphasis was placed on certain aspects of the Company's operations and extraordinary effort was expended to achieve financial objectives, resulting in revenues and cash flow exceeding budget by 5%. This achievement was reflected in the bonus plan awards for fiscal 1994. For the senior executives who report directly to Mr. Jones, no such formula or specific factor allocation was used, and their awards reflect a subjective evaluation of performance. While overall corporate performance is given recognition, it is the specific performance of the individual during the fiscal year that is given the greatest weight. Finally, through studies available to the Company, the Board is aware of what levels of compensation exist for comparably sized (as well as larger and smaller) companies in its industry and appropriate attention is paid to such compensation, as well, although individual performance remains the determinant.

     Long-Term Incentives. Long-term incentives for eligible Company executives and key associates consist primarily of non-qualified employee stock options which usually vest over a term of five years or more and participation in a deferred compensation plan or a 401(k) plan. The stock option plan is intended to promote the long term success of the Company by providing eligible key executives an opportunity to acquire a proprietary interest in the Company. The goal of the stock option plan is to focus performance on the attainment of long-term strategic objectives and align executive financial interests with those of the shareholders of the Company. In 1993, as an alternative to the Company's 401(k) Plan, the Company adopted a non-qualified deferred compensation plan that permits a greater contribution by executives and therefore greater matching amounts from the Company. The competitive need to provide a realistic equity incentive for executives and to attract and retain key executives in a competitive environment was considered by the Board in establishing an annual long-term incentive stock option plan in 1992 for executives and certain key associates. During the past fiscal year, the compensation advisory committee brought a new formula-based approach to option awards, with the help of a consulting firm. Consultants from Towers Perrin and Wyatt provided industry comparisons and expert advice on competitive long-term incentive plan design.

     Stock Option Awards During Fiscal 1994. During the last fiscal year, awards of ten-year stock options covering a total of 310,928 shares of stock were made to executives and key associates on November 9, 1993 (18,921 shares of stock originally awarded have since terminated due to resignations from the Company). In all instances, the stock options for 37 executives, including the Chief Executive Officer, were awarded on a formula of stock option grant multiples (based on surveys of competitive industry long-term incentive plans and ranged from 40% to 98% of total compensation), with the same exercise price of $13.81, and the same vesting schedule of twenty-five percent per year and the same term of ten years. Additionally, 71 key non-executive associates received options covering 500 to 2,000 shares of stock per associate on the same terms described above. No other significant option awards were made during the fiscal year.


     Compensation of the Chief Executive Officer. The compensation of Mr. Jones as Chief Executive Officer of the Company is, and has been, directly related to the Company's overall performance and his specific annual contributions to that performance. In particular, his bonus and stock option award reflect both the Company's performance in fiscal 1994 and, more specifically, his contribution to direction of the Company during another critical period in the industry. In fiscal 1994, the impact of the re-regulation of the cable television industry began to be felt, requiring a major effort to deal with this issue and to react to it by developing new or augmented revenue measures. His fiscal year 1994 compensation also took into account the overall growth of the Company in terms of subscribers of six percent, subscriber revenues, advertising revenues and fees from managed limited partnerships, as well as the successful amalgamation of the Company's United Kingdom properties into Bell Cablemedia plc, which closed after the end of the fiscal year. In addition, his compensation reflected the direction and guidance he gave toward attracting Bell Canada International Inc. as a strategic partner and the expansion of the Company's asset base through the proposed acquisition of substantially all of the assets of Jones Spacelink, Ltd. ("Spacelink"), two of the largest and most dramatic transactions in the Company's history.

     Pursuant to an Employment Agreement entered into between the Company and Mr. Jones in December 1994, in connection with the acquisition by Bell Canada International Inc. of a 30% equity interest in the Company, Mr. Jones will be paid an annual base salary of $2.5 million in fiscal year 1995 (which approximates his fiscal year 1994 combined compensation from the Company and Spacelink), with an annual cost of living index based adjustment applied to such amount over the eight-year term of the agreement. In addition, Mr. Jones will continue to be eligible to participate in Company bonus, stock option and other employee plans at a level generally commensurate with his previous participation.


     SUBMITTED BY THE BOARD OF DIRECTORS OF JONES INTERCABLE, INC.:



Glenn R. Jones              Derek H. Burney      James J. Krejci
Christine Jones Marocco     James B. O'Brien     Daniel E. Somers
Raymond L. Vigil            Robert S. Zinn       David K. Zonker


     Notwithstanding anything to the contrary contained in any document filed by the Company with the Securities and Exchange Commission ("SEC"), or elsewhere, the foregoing report shall not be deemed to be incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein, and shall not be deemed soliciting material or otherwise be deemed filed under either of such Acts.

PERFORMANCE GRAPH
                          TOTAL RETURN TO SHAREHOLDER
                                  PREPARED FOR
                             JONES INTERCABLE, INC

                                 JONES INTER-
      MEASUREMENT PERIOD          CABLE INC -        S&P 500
    (FISCAL YEAR COVERED)            CL A             INDEX         PEER GROUP
5/1989                                     100             100             100
5/1990                                   57.55          116.61           68.03
5/1991                                   64.75          130.36           72.23
5/1992                                   58.99          143.21           76.72
5/1993                                   84.89          159.84           83.85
5/1994                                   76.26          166.64           92.29

Peer Group Population
  Adelphia Commun -- CL A
  Cablevision Systems -- CL A
  Century Commun -- CL A
  Comcast Cablevision-Phila           (Company drops out of peer group at
                                              the 5/94 return)
                                      (March is the last available price)
  TCA Cable TV Inc
- ---------------

* The peer group return represents a weighted average return. Market capitalization is used to weight the return at the beginning of each respective period.


This total shareholders return model assumes reinvested dividends. Prepared by Standard & Poor's Compustat, a Division of McGraw-Hill Inc. on January 16, 1995


     Notwithstanding anything to the contrary contained in any document filed by the Company with the Securities and Exchange Commission ("SEC"), or elsewhere, this performance graph shall not be deemed to be incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this performance graph by reference therein, and shall not be deemed soliciting material or otherwise be deemed filed under either of such Acts.

COMPENSATION OF DIRECTORS

     Directors of the Company who are not full-time employees of the Company or any of its affiliates receive $5,000 per fiscal quarter for their services as Directors, with an additional $1,250 to be paid to each outside Director for each regularly scheduled quarterly meeting of the Board of Directors attended in person by such outside Director. No additional compensation for director service is paid to Directors who are full-time employees of the Company or any of its affiliates. During fiscal 1994, Messrs. George Feltovich and Howard Thrall were paid directors' fees of $25,000 and $23,750, respectively. In December 1993, Messrs. Feltovich and Thrall, independent directors of the Company, were appointed by the Board of Directors to constitute a special committee regarding the proposed acquisition by the Company of substantially all of the assets of Spacelink and the proposed acquisition by Bell Canada International Inc. of shares of the Company's Class A Common Stock. Each of Messrs. Feltovich and Thrall were compensated $40,000 for their services on the special committee through February 28, 1994. Commencing March 1, 1994, through the period of discharge of the special committee in December 1994, Messrs. Thrall and Feltovich were each compensated at the rate of $175.00 per hour of work performed on behalf of the special committee. Mr. Thrall was paid an additional $46,375 for such work, and Mr. Feltovich was paid an additional $52,500 for such work. Messrs. Feltovich and Thrall resigned in December 1994.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal year 1994, the Company had no compensation committee or other board committee performing equivalent functions. During fiscal year 1994, Glenn
R. Jones, with the assistance of Mr. Vigil, a director of the Company, and Mr. Lombardi, a director of the Company during fiscal 1994, and the heads of various departments, with respect to each of their departments, participated in recommendations and deliberations concerning executive compensation. Glenn R. Jones, James B. O'Brien, Ruth E. Warren, Timothy J. Burke and Elizabeth M. Steele, executive officers of the Company, serve as directors of certain of the Company's affiliates. As individuals, these executive officers had no transactions with the Company during the fiscal year 1994. The various transactions between the Company and its affiliates are described in Certain Transactions below.

                              CERTAIN TRANSACTIONS

     Set forth below is a description of the Company's transactions with Jones International, Ltd., certain of its subsidiaries and certain affiliates of the Company during the fiscal year ended May 31, 1994. While the Company believes that these transactions generally are as favorable as could have been obtained from unaffiliated third parties, in most instances no third party bids or appraisals were obtained and certain of the transactions are by their nature unique to the companies involved. Accordingly, no assurance is given to such effect. In some instances the amounts of transactions have been rounded to the nearest thousand. Certain of the transactions described below are expected to continue during the current fiscal year.

JONES INTERNATIONAL, LTD.

     Jones International, Ltd. and certain of its subsidiaries provide various services to all companies affiliated with International, including the Company and its managed limited partnerships, including information and data processing services, office space, programming services and services associated with the marketing of limited partnership interests as described below. The corresponding costs of these services are charged to the Company, and the Company reimburses Jones International, Ltd. accordingly. In some cases, a portion of certain of these expenses are reallocated to the limited partnerships managed by the Company pursuant to the terms of the limited partnership agreements of such limited partnerships.

     From time to time during the fiscal year ended May 31, 1994, the Company carried accounts receivable from Jones International, Ltd. affiliates, including an advance of $2,000,000. Interest on such receivables is charged at the Company's average cost of borrowing plus two percent. Interest charged International for the year ended May 31, 1994, was $298,200. The $2,000,000 advance and interest were paid in January 1995.

     Also, certain operating, general and administrative expenses (principally salaries, which are allocated based on actual time spent by Jones International, Ltd. employees with respect to the Company) incurred by Jones International, Ltd. and its various subsidiaries are allocated to the Company. During fiscal year ended May 31, 1994, Jones International, Ltd. allocated to the Company $64,171 of such expenses.

JONES INFOMERCIAL NETWORKS, INC.

     Jones Infomercial Networks, Inc. ("Jones Infomercial") is a 24-hour a day infomercial network, distributing program length advertising. This network is carried on certain Company owned and managed cable television systems. The Company pays no license fees to Jones Infomercial for such programming. The Company and its managed partnerships, respectively, do receive one-third of all revenues from sales of network-advertised products made to customers in franchise areas served by Company owned and managed partnership systems where the infomercial network is distributed. Jones Infomercial uses the uplink facility owned by Jones Earth Segment, Inc., an affiliate, for uplinking its advertising to the Space Segment transponder. During fiscal year ended May 31, 1994, the Company and its managed partnerships received revenues from Jones Infomercial of $17,700 and $91,900, respectively.

JONES INTERACTIVE, INC.

     Jones Interactive, Inc. (formerly Jones Information Management, Inc.) provides information management and data processing services for all companies affiliated with International, including the Company. Charges to the various companies generally are based on usage of computer time by each entity. Fees paid by the Company and its affiliated partnerships to Jones Interactive for the fiscal year ended May 31, 1994 totaled approximately $4,687,000, of which $1,219,000 and $3,468,000 were paid by the Company and its managed partnerships, respectively. Effective as of December 1994, the Company and other affiliates of International, entered into written agreements with Jones Interactive, pursuant to which they will pay for services from Jones Interactive on the basis of cost plus 10%. It is expected that this will approximate the same relative compensation to Jones Interactive as has been paid historically.

JONES INTERNATIONAL SECURITIES, LTD.

     Jones International Securities, Ltd. served, during fiscal 1994, as dealer-manager of an offering by Jones United Kingdom Fund, Ltd., the general partner of which was owned 38% by the Company and the remainder by International. The dealer-manager received commissions from unaffiliated limited partner investors totaling $3,237,100 during fiscal year ended May 31, 1994 (10% of the capital contributed by the limited partners), of which $3,013,190 (9% of the capital contributed by the limited partners) was paid to unaffiliated broker-dealers that sold limited partnership interests in this offering.

JONES PROPERTIES, INC.

     The Company is a party to a lease with Jones Properties, Inc. under which the Company has leased a 101,500 square foot office building in Englewood, Colorado in which the Company's corporate offices are located. The lease, which commenced in 1985, has a 15-year term with three 5-year renewal options. The annual rent is currently $24.00 per square foot, plus operating expenses and will not, by the terms of the lease, exceed such amount during the remainder of the 15-year term. The Company has subleased approximately 26% of the building to International and certain other affiliates on the same terms and conditions as the above-mentioned lease. Payment to Jones Properties, Inc. by the Company and its managed partnerships, net of subleasing revenues, for the year ended May 31, 1994 was approximately $1,753,000, of which $455,780 was paid by the Company.

JONES SPACE SEGMENT, INC.

     In fiscal 1993, the Company entered into a license agreement with Jones Space Segment, Inc. ("Space Segment") to use a non-preemptible transponder on a domestic communications satellite that Space Segment currently leases. Under this agreement the Company agreed to pay $2,400,000 per year. In December 1993, the Company terminated the original license agreement and entered into a new license agreement with Space Segment. Under the new license agreement, which expired December 31, 1994, the Company, Jones Infomercial Networks, Inc. ("PIN") and Jones Computer Network, Ltd. ("JCN"), both of which are affiliates of International, had a license to use the transponder for their respective purposes. Under the new agreement, the Company agreed to pay Space Segment $200,000 per month from January 1994 through

March 1994; the Company and PIN each agreed to pay $100,000 per month beginning April 1994 and until the launch of JCN, in September 1994; and thereafter the Company, PIN and JCN would each pay $66,667 per month. For the seven months ended December 31, 1993, the Company paid $1,500,000 under the original agreement, and for the five months ended May 31, 1994, the Company paid $800,000 under the new agreement.

MIND EXTENSION UNIVERSITY, INC.

     Cable television systems owned by the Company and its managed partnerships receive educational video programming from Mind Extension University, Inc. ("ME/U"), which is controlled by International for a fee based upon the number of subscribers receiving the programming. Payments to ME/U with respect to programming provided to cable television systems owned by the Company and its managed partnerships totaled approximately $484,100 in fiscal 1994, of which $103,400 was paid by the Company.

     During fiscal 1992 and 1993, the Company invested $10,000,000 in ME/U for 25% of the Class A Common Stock of ME/U, and also agreed to provide to ME/U certain advertising avails and administrative and marketing considerations. The number of shares of Class A Common Stock of ME/U issued to the Company was based on the average of two separate independent appraisals of ME/U. In 1993 the Company also made advances totaling $15,000,000 to MEU. Of these advances, one-half will be converted into shares of Class A Common Stock of ME/U at a price equal to the value of such shares as established by the next equity investment in ME/U by an unaffiliated party. Any amount not converted into equity will earn interest at the Company's weighted average cost of borrowing plus two percent. In 1994, the Company made an additional $5,000,000 advance to ME/U; interest is charged at the Company's weighted average cost of borrowing plus two percent. Interest charged to ME/U for the year ended May 31, 1994, was $920,000. Interest on all advances to ME/U has been paid through November 30, 1994. At November 30, 1994, the Company's aggregate investment in ME/U totaled $30,000,000.
                             ---------------------

     In addition to transacting business with International and its subsidiaries, the Company, and its managed limited partnerships have engaged in transactions with other affiliates of the Company. Set forth below is a description of such transactions during the fiscal year ended May 31, 1994. Certain of the transactions described below are expected to continue during the Company's current fiscal year.

JONES FINANCIAL GROUP, LTD.

     Jones Financial Group, Ltd. ("Jones Financial Group") performs services for the Company and certain of its affiliates as its agent in connection with acquisitions and sales of cable systems, joint venture and other financing arrangements. The Company has entered into a Financial Services Agreement with Jones Financial Group to render financial advisory and related services to the Company for a fee equal to 90% of the fees that would be charged to the Company by unaffiliated third parties for the same or comparable purposes. The Company will pay Jones Financial Group an annual $1,000,000 retainer as an advance against payments due pursuant to this agreement and will reimburse Jones Financial Group for its reasonable out-of-pocket expenses. The term of the Financial Services Agreement is for eight years. Jones Financial Group and BCI have entered into a separate agreement pursuant to which BCI is entitled to receive one-half of the net fees earned (gross fees less reasonable and customary operating expenses) by Jones Financial Group under the Financial Services Agreement.


     During the fiscal year ended May 31, 1994, the Company paid Jones Financial Group $500,000 of the $1,000,000 annual retainer. The remaining $500,000 was paid in fiscal 1995. Any amounts due to Jones Financial Group by the Company are applied against the retainer. The Company paid Jones Financial Group an advisory fee of L414,854 (approximately $632,600) in fiscal 1995 for its services to the Company in connection with the Company's transfer of all of its interests in its cable/telephony properties in the United Kingdom to Bell Cablemedia. In connection with the closing of the purchase by BCI of a 30% equity interest in the Company, the Company agreed to pay Jones Financial Group a fee of $2,000,000, which was paid in December 1994. In addition, the Company paid BCI $600,000 to cover expenses incurred by BCI in connection with the acquisition by BCI of its 30% equity interest in the Company.

THE JONES GROUP, LTD.

     The Jones Group, Ltd. ("Jones Group") performs brokerage services for the Company and its managed partnerships and collects fees for these services in connection with acquisitions from and sales to unaffiliated parties of cable television properties. Jones Group was owned by Jones Spacelink, Ltd. (80%) and the Company (20%), but as of December 20, 1994, is 100% owned by the Company. Brokerage fees paid to Jones Group by the Company and its managed partnerships during the fiscal year ended May 31, 1994 totaled $680,000, all of which was paid by the Company.

SUPERAUDIO

     Cable television systems owned by the Company and its managed partnerships receive stereo audio programming from Superaudio, a joint venture owned 50% by a subsidiary of Jones Galactic Radio, Inc. (which is now controlled by the Company) and 50% by an unrelated party, for a fee based upon the number of subscribers receiving the programming. Payments to Superaudio with respect to programming provided to the cable television systems owned by the Company and its managed partnerships totaled approximately $636,700 in fiscal 1994, of which approximately $151,800 was paid by the Company.

JONES GLOBAL GROUP, INC.

     Jones Global Group, Inc. is a corporation owned 38% by the Company and 62% by International ("Global Group"). Global Group and the Company owned interests in cable/telephony properties in the United Kingdom. In July 1994, the Company and Global Group transferred all of their interests in their cable/telephony properties in the United Kingdom to Bell Cablemedia plc, a public limited company incorporated under the laws of England and Wales ("Bell Cablemedia") in exchange for American Depositary Shares ("ADSs") representing Ordinary Shares of Bell Cablemedia. The Company and Global Group, respectively, paid advisory fees of L414,854 (approximately $632,600) and L251,812 (approximately $384,000) to Jones Financial Group, for its services to the Company and Global Group in connection with the aforementioned transactions. The allocation of these advisory fees was based on the ratio of ADSs of Bell Cablemedia received by the Company and Global Group. As a result of these transactions, the Company and Global Group no longer own any direct interest in cable/telephony properties in the United Kingdom. The Company and Global Group do, however, own indirect interests in cable/telephony properties in the United Kingdom through their respective investments in Bell Cablemedia. The Company directly and indirectly owns approximately 11.6% of Bell Cablemedia through its direct ownership of 6,225,796 ADSs and its indirect ownership of 974,162 ADSs, representing 38% of the 2,563,584 ADSs owned by Global Group. Messrs. Glenn R. Jones, a director and Chief Executive Officer of the Company and Global Group, and Patrick J. Lombardi, a director and officer of Global Group, have become members of the board of directors of Bell Cablemedia.

JONES SPANISH HOLDINGS, INC.

     Jones Spanish Holdings, Inc. ("Spanish Holdings"), is owned 38% by the Company and 62% by International, and has explored cable television system acquisition, development and operation opportunities in Spain. In October 1994, Spanish Holdings and Jones International Spanish Investments, Inc. transferred all of their interests in their cable/telephony properties in Spain to Bell Cablemedia in exchange for a total of 190,148 ADSs representing 950,740 Ordinary Shares of Bell Cablemedia. Such shares subsequently were transferred to the Company in repayment of advances made to finance the Spanish operations. As a result of this transaction, the Company and its affiliates no longer own any direct interest in cable/telephony properties in Spain.

                             ---------------------

     In addition to the foregoing described transactions, the Company has engaged in certain transactions in connection with the acquisition by Bell Canada International Inc. ("BCI") of shares of the Company's Class A Common Stock. Set forth below is a description of these transactions.

     On December 20, 1994, contemporaneous with the closing of the acquisition by BCI of shares of the Company's Class A Common Stock,

     1. International and Mr. Glenn R. Jones and certain affiliates of International (collectively, the "Grantors") entered into option agreements providing for the grant of options to Morgan Guaranty Trust Company of New York, acting as agent for BCI, to purchase all of the shares of the Company's Common Stock held, directly or indirectly, by International, Mr. Jones and the affiliates of International in consideration for the payment by BCI to the Grantors of an option deposit of $19.00 for each share of the Company's Common Stock owned by Grantors on the date of the execution of the option agreements. This option deposit payment resulted in the Grantors receiving approximately $54,684,869 from BCI.

     2. The Company entered into an Employment Agreement with Mr. Glenn R. Jones (the "Employment Agreement") pursuant to which the Company agreed to employ Mr. Jones as Chief Executive Officer of the Company for a period of up to eight years. Under the terms of the Employment Agreement, Mr. Jones is to receive a base compensation of $2,500,000 in fiscal year 1995 (which approximates his fiscal year 1994 combined compensation from the Company and Jones Spacelink, Ltd.), with an annual cost of living index based adjustment. In addition, Mr. Jones is entitled to participate in the Company's bonus, stock option and other employee plans at a level generally commensurate with his previous participation. No other employee of the Company has an employment agreement with the Company.

     3. BCI, International, Glenn R. Jones and the Company entered into certain arrangements concerning the operation and governance of the Company and other related matters pursuant to a Shareholders Agreement ("Shareholders Agreement"). Certain provisions of the Shareholders Agreement grant to Mr. Jones, International and their affiliates the right to use a number of channels on cable television systems now or hereafter owned or controlled by the Company for distribution of their programming networks for a period of 15 years after closing; BCI was also granted a similar right for a fewer number of channels. International was granted certain non-exclusive rights to provide the Company with goods and services on competitive terms which will, at the Company's discretion, be pursuant to competitive bidding or other processes. BCI was granted identical rights pursuant to a Supply and Services Agreement among the Company and BCI.

          PROPOSAL 2. TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION
                  TO INCREASE THE NUMBER OF AUTHORIZED SHARES
                            OF CLASS A COMMON STOCK

     The Board of Directors has adopted a resolution setting forth a proposal to amend the Company's Articles of Incorporation to increase the number of authorized shares of Class A Common Stock from 30,000,000 shares to 60,000,000 shares and directing that it be submitted to a vote at the Annual Meeting of Shareholders.

     The resolution, as adopted by the Board of Directors, is as follows:


          "RESOLVED, that the Board of Directors of the Corporation recommends that the first sentence of the Fifth Article shall be amended by striking out and eliminating the sentence in its entirety, and substituting in its stead the following:


             "The number of shares which this Corporation shall have authority to issue shall be an aggregate of 65,550,000 shares, which shall be divided into two classes: 5,550,000 shares of Common Stock, each share having a par value of $.01, and 60,000,000 shares of Class A Common Stock, each share having a par value of $.01."


          FURTHER RESOLVED, that the foregoing proposal be submitted to the shareholders of the Corporation at the Annual Meeting of Shareholders."


     On December 20, 1994, the Company acquired substantially all of the assets of Jones Spacelink, Ltd., an affiliate, in exchange for the issuance by the Company of 3,900,000 shares of the Company's Class A Common

Stock. Also on December 20, 1994, the Company sold to BCI, pursuant to a Stock Purchase Agreement 7,414,300 shares of the Company's Class A Common Stock which, together with shares previously acquired by BCI, resulted in BCI acquiring a 30% equity interest in the Company. At the same time, BCI agreed to invest up to an additional $141,106,750 for shares of the Company's Class A Common Stock to maintain its 30% equity interest in the event the Company makes future equity offerings. BCI, International, Mr. Jones and the Company also entered into the Shareholders Agreement pursuant to which the Company granted to BCI the right to purchase its ownership percentage of securities which the Company may sell or otherwise issue from time to time (other than shares of Class A Common Stock issued pursuant to any convertible debt or debentures). A material reason for the Company entering into the BCI Agreement was to provide a significant infusion of equity capital into the Company to implement the Company's plans of continued growth through the acquisition of cable television systems and to increase the Company's ability to access the public equity and debt markets.


     Other than the potential future issuances of the Company's Class A Common Stock pursuant to the agreements described in the foregoing paragraph and the approximately 1,200,000 shares of the Company's Class A Common Stock that are subject to options granted by the Company, and the 1,282,649 shares of the Company's Class A Common Stock that may be subject to conversion under senior debt securities of the Company, the Company has not entered into any commitments or agreements to issue additional shares of Class A Common Stock. However, the Board of Directors unanimously believes that additional shares are necessary for the Company to realize the full benefits of the BCI Agreement and to enable the Company to promptly and appropriately respond to business opportunities, such as opportunities to raise additional equity capital or to finance acquisitions with Class A Common Stock, and to take corporate action on, for example, stock dividends, stock splits and employee benefit plans. Given the number of shares of Class A Common Stock currently available for issuance, which is approximately 1,400,000 shares, the Company will not be able to effect certain of these transactions without increasing the authorized number of shares of Class A Common Stock. The cost, prior notice requirements and delay involved in obtaining shareholder approval at the time that corporate action may become desirable could eliminate the opportunity to effect the action or reduce the expected benefits.


     The additional authorized shares of Class A Common Stock, as is the case with the presently authorized shares of Class A Common Stock will not be subject to preemptive rights except for certain rights granted by the Company to BCI as described above, and, as a result thereof, the shareholders of the Company, except BCI, will not necessarily be able to obtain additional shares of Class A Common Stock upon the same terms as those which the Company may offer to others. Subject to BCI's right to consent to certain issuances of the Company's capital stock, as provided in the Shareholders Agreement, the additional shares may be issued by the Board of Directors without further authorization by the shareholders except in the case of certain mergers, consolidations or other transactions involving stock issuances that require shareholder approval under Colorado law. It is possible that under certain circumstances the issuance of all or some of such shares may result in dilution of shareholders' voting rights and per share equity in the earnings and assets of the Company. Shareholders should consider that the possible impact on dividends is likely to be minimal in view of the fact that the Company has never paid cash dividends and does not intend to pay dividends in the foreseeable future. The Company intends to retain earnings for use in financing its future growth.



     The authorization of additional shares is not intended to serve as an anti-takeover measure. However, such authorization could have such an effect if the Board of Directors should choose to place authorized but unissued shares in the control of a person or persons friendly to the Board.


     As of March 1, 1995, 1,388,678 shares of Class A Common Stock were authorized but unissued and not reserved for issuance.

     The amendment to the Company's Articles of Incorporation requires the affirmative vote of the holders of two-thirds of the shares of the Class A Common Stock, two-thirds of the shares of the Common Stock and two-thirds of the total shares entitled to vote thereon. Shareholders shall be entitled to one vote for each share of Class A Common Stock and one vote for each share of Common Stock held. Mr. Glenn R. Jones and Bell Canada International Inc., beneficially own, respectively, 10% and 38% of the shares of the Company's

Class A Common Stock, and Mr. Jones beneficially owns 56% of the Company's Common Stock. Mr. Jones and Bell Canada International Inc. have indicated that such shares will be voted in favor of this proposal. In the absence of instructions to the contrary, the proxies designated by the Board of Directors on the form of proxy enclosed will vote the shares represented by them in favor of Proposal 2.



         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.


              PROPOSAL 3. PROPOSAL TO RATIFY SELECTION OF AUDITORS

     The Board of Directors of the Company has approved the selection of the firm of Arthur Andersen & Co., certified public accountants, 717 Seventeenth Street, Denver, Colorado, to serve as the independent auditors for the Company for the fiscal year ending May 31, 1995. The firm of Arthur Andersen & Co. served as the Company's independent accountants and examined the Company's financial statements for the fiscal year ended May 31, 1994.

     The Company has been informed by Arthur Andersen & Co. that neither that firm nor any of its partners has any financial interest, direct or indirect, in the Company, and that neither that firm nor any of its partners has had any connection with the Company in the capacity of promoter, or underwriter, voting trustee, directors, officer or employee.

     A representative of Arthur Andersen & Co. is expected to be present at the Annual Meeting and will be given an opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions from shareholders.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.


                    ANNUAL REPORT AND FINANCIAL INFORMATION


     Each shareholder of record as of the Record Date has been mailed a copy of the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1994, together with copies of the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended August 31, 1994, November 30, 1994 and February 28, 1995.


     The Company will furnish without charge a copy of the Company's Annual Report on Form 10-K (without exhibits) filed with the United States Securities and Exchange Commission, including the financial statements and financial statement schedules, to any person requesting a copy in writing and stating that he was the beneficial owner of shares of Class A Common Stock or Common Stock of the Company on the Record Date. Requests and inquiries should be addressed to

                    Ms. Kelly Swindell
                    Jones Intercable, Inc.
                    9697 East Mineral Avenue
                    P.O. Box 3309
                    Englewood, Colorado 80155-3309

     Neither the Company's Annual Report to Shareholders nor the Form 10-K Report is to be regarded as proxy soliciting material or as a communication by means of which a solicitation is to be made.

                                            By Order of the Board of Directors,

                                            Elizabeth M. Steele
                                            Vice President, Secretary
                                            and General Counsel

May 19, 1995

PROXY                                                                     PROXY
                            JONES INTERCABLE, INC.
                           9697 EAST MINERAL AVENUE
                                P.O. BOX 3309
                        ENGLEWOOD, COLORADO 80155-3309

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Glenn R. Jones, James B. O'Brien and Elizabeth M. Steele, and each of them, as proxies, with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote as designated below all the shares of Class A Common Stock and Common Stock of Jones Intercable, Inc. held of record by the undersigned on May 12, 1995 at the Annual Meeting of Shareholders to be held at the corporate offices of the Company, 9697 East Mineral Avenue, Englewood, Colorado, at 2:00 p.m., Mountain Time, on July 10, 1995, and at any adjournment thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3.

                          (continued on other side)

The Board of Directors recommends a vote "FOR as nominees"      [X] Please mark
in Item 1 and "FOR" Proposals 2 and 3.                              your votes
                                                                    like this
- ------------------------           ----------------------
        COMMON                            CLASS A

TO BE COMPLETED ONLY BY HOLDERS OF COMMON STOCK

1.  ELECTION OF DIRECTORS                                           WITHHELD
(INSTRUCTIONS: To withhold authority to vote for any         FOR    FOR ALL
individual nominee, strike a line through the nominee's      [ ]      [ ]
name in the list below.

  Glenn R. Jones                Derek H. Burney         James J. Krejci
  Christine Jones Marocco       James B. O'Brien        Daniel E. Somers
  Raymond L. Vigil              Robert S. Zinn          David K. Zonker



TO BE COMPLETED ONLY BY HOLDERS OF CLASS A COMMON STOCK


(INSTRUCTIONS: To withhold authority to vote for any                WITHHELD
individual nominee, strike a line through the nominee's      FOR    FOR ALL
name in the list below.                                      [ ]      [ ]

    William E. Frenzel           Donald L. Jacobs
    Philip R.Ladoupoer           Robert B. Zoelink


2.  Approval of an Amendment to the Corporation's
    Articles of Incorporation to increase the
    number of authorized shares of the Corporation's
    Class A Common Stock from 30,000,000 shares to
    60,000,000 shares.
                                                        FOR   AGAINST   ABSTAIN
    TO BE COMPLETED ONLY BY HOLDERS OF COMMON STOCK     [ ]     [ ]       [ ]


    TO BE COMPLETED ONLY BY HOLDERS OF CLASS A          [ ]     [ ]       [ ]
    COMMON STOCK


3.  RATIFICATION OF APPOINTMENT OF ARTHUR ANDERSEN      [ ]     [ ]       [ ]
    LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR
    THE FISCAL YEAR ENDED MAY 31, 1995.


4.  IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED
    TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY
    COME BEFORE THE MEETING.



Signature(s) ________________________________ Date ____________ , 1995

Please sign exactly as names are shown. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

- -----------------------------------------------------------------------------
                             FOLD AND DETACH HERE

PROXY                                                                     PROXY
                            JONES INTERCABLE, INC.
                           9697 EAST MINERAL AVENUE
                                P.O. BOX 3309
                        ENGLEWOOD, COLORADO 80155-3309

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Glenn R. Jones, James B. O'Brien and Elizabeth M. Steele, and each of them, as proxies, with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote as designated below all the shares of Class A Common Stock and Common Stock of Jones Intercable, Inc. held of record by the undersigned on May 12, 1995 at the Annual Meeting of Shareholders to be held at the corporate offices of the Company, 9697 East Mineral Avenue, Englewood, Colorado, at 2:00 p.m., Mountain Time, on July 10, 1995, and at any adjournment thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3.

                          (continued on other side)

The Board of Directors recommends a vote "FOR as nominees"      [X] Please mark
in Item 1 and "FOR" Proposals 2 and 3.                              your votes
                                                                    like this
                            ----------------------
                                NO. OF SHARES

TO BE COMPLETED ONLY BY HOLDERS OF COMMON STOCK

1.  ELECTION OF DIRECTORS                                           WITHHELD
(INSTRUCTIONS: To withhold authority to vote for any         FOR    FOR ALL
individual nominee, strike a line through the nominee's      [ ]      [ ]
name in the list below.

  Glenn R. Jones                Derek H. Burney         James J. Krejci
  Christine Jones Marocco       James B. O'Brien        Daniel E. Somers
  Raymond L. Vigil              Robert S. Zinn          David K. Zonker



TO BE COMPLETED ONLY BY HOLDERS OF CLASS A COMMON STOCK


(INSTRUCTIONS: To withhold authority to vote for any                WITHHELD
individual nominee, strike a line through the nominee's      FOR    FOR ALL
name in the list below.                                      [ ]      [ ]

    William E. Frenzel           Donald L. Jacobs
    Philip R.Ladoupoer           Robert B. Zoelink


2.  Approval of an Amendment to the Corporation's
    Articles of Incorporation to increase the
    number of authorized shares of the Corporation's
    Class A Common Stock from 30,000,000 shares to
    60,000,000 shares.
                                                        FOR   AGAINST   ABSTAIN
    TO BE COMPLETED ONLY BY HOLDERS OF COMMON STOCK     [ ]     [ ]       [ ]


    TO BE COMPLETED ONLY BY HOLDERS OF CLASS A          [ ]     [ ]       [ ]
    COMMON STOCK


3.  RATIFICATION OF APPOINTMENT OF ARTHUR ANDERSEN      [ ]     [ ]       [ ]
    LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR
    THE FISCAL YEAR ENDED MAY 31, 1995.


4.  IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED
    TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY
    COME BEFORE THE MEETING.



Signature(s) ________________________________ Date ____________ , 1995

Please sign exactly as names are shown. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

- -----------------------------------------------------------------------------
                             FOLD AND DETACH HERE